Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56444, effective March 2, 2001, No. 333-98867, effective August 28, 2002, and No. 333-137087, effective September 1, 2006) and on Form S-3 (No. 333-86914) of Popeyes Louisiana Kitchen, Inc. of our report dated February 26, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.
/s/ PricewaterhouseCoopers LLP
Atlanta, GA
June 6, 2014